Exhibit 99.1

MEDIA RELEASE

American Campus Communities Appoints Carla Piñeyro Sublett to Board of Directors

AUSTIN, Texas, July 10, 2019--(BUSINESS WIRE)--American Campus Communities, Inc. (NYSE:ACC), the largest owner, manager and developer of high-quality student housing properties in the U.S., today announced the appointment of Carla Piñeyro Sublett to the company’s board of directors, effective immediately. Piñeyro Sublett will serve as an independent director of the company.

Piñeyro Sublett is the chief marketing officer of National Instruments Corporation (Nasdaq: NATI), the provider of a software-defined platform that helps accelerate the development and performance of automated test and automated measurement systems. She previously served as the chief marketing officer of Rackspace Inc., a managed cloud computing company, and spent 15 years at Dell Technologies in executive leadership roles in sales and marketing.

Piñeyro Sublett is a member of the 2016 Class of Henry Crown Fellows at the Aspen Institute, which recognizes successful leaders under the age of 45 ready to apply their creative talents to building a better society. She was also included on Inc. magazine’s “2017 Women to Watch” list, Hispanic Business magazine’s “Top 50 Influential Hispanics” in 2014, and was awarded The Young Hispanic Corporate Achiever award by the Hispanic Association of Corporate Responsibility. Piñeyro Sublett is the president of the board of the Texas Conference for Women, serves on the board of the Austin Community Foundation and is an alumna of the University of Texas at Austin School of Architecture.

“Carla brings diverse professional experience to the ACC board of directors and broadens our skill set,” said Oliver Luck, ACC Nominating and Corporate Governance Committee Chair. “She will be a thoughtful advocate for shareholders and an outstanding addition to the team.”

“Carla’s broad professional and personal experiences will serve as an invaluable resource for our management team,” said Bill Bayless, ACC CEO. “Her passion and enthusiasm fit well with the American Campus culture and we look forward to her fresh insights and contributions.”

About American Campus Communities

American Campus Communities, Inc. is the largest owner, manager and developer of high-quality student housing communities in the United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction management and operational management of student housing properties. As of March 31, 2019, American Campus Communities owned 171 student housing properties containing approximately 109,400 beds. Including its owned and third-party managed properties, ACC's total managed portfolio consisted of 205 properties with approximately 133,700 beds. Visit www.americancampus.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities, Inc. (the “Company”) operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact
Ryan Dennison
Investor Relations
(512) 732-1000